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                                                                   EXHIBIT 10.77

                          JOINT DEVELOPMENT AGREEMENT


     Invisa, Inc., a Nevada Corporation and its wholly owned subsidiary SmartGate, L.C., a Florida Limited Liability Company ("SmartGate") and Dominator International LTD ("Dominator"), for good and valuable consideration, enter into this Agreement as of this 21st day of July, 2003.

     1. INTRODUCTION. SmartGate and Dominator have entered into a joint Confidentiality Agreement protecting the confidentiality of their respective trade secrets and proprietary information. By virtue of this Agreement, both SmartGate and Dominator express interest in cooperating and sharing ideas with each other regarding the potential for Dominator, as a customer of SmartGate, to benefit from SmartGate's proprietary non-contact safety technology.

     2. PURPOSE. The purpose of this Agreement is to enable SmartGate and Dominator to have the benefit of an exchange of ideas regarding the potential utilization of SmartGate's non-contact safety technology by Dominator without jeopardizing or adversely affecting their respective rights and interests. Accordingly, this Agreement sets forth the terms and conditions pursuant to which SmartGate and Dominator can, in the exercise of their respective discretion, explore, identify and facilitate the ability of Dominator to utilize and/or integrate the SmartGate non-contact safety technology in its powered closure device products. In entering into this Agreement, neither party assumes nor accepts any obligation, whether contractual or otherwise, to perform any task, or engage in any activity, or assume any financial obligation. Further, by entering into this Agreement, neither SmartGate nor Dominator appoints nor authorizes the other party to serve as an agent or otherwise represent it in any capacity. The parties acknowledge that Dominator has, by virtue of this Agreement, no right or entitlement to use, purchase or benefit from SmartGate's technology and any such right shall be governed by a separate written agreement between the parties.

     3. TERM. This Agreement may be terminated by either party upon thirty (30) days' written notice; however, notwithstanding termination, this Agreement shall continue to govern the relationship, rights and obligations of the parties with regard to the actions and disclosures of the parties hereunder, prior to termination.

     4. COSTS AND EXPENSES. SmartGate and Dominator shall each bear and pay their own costs and expenses in connection with this Agreement. Neither party assumes or accepts any obligation to expend any sums or incur any expenses in connection with this Agreement. Any and all expenditures shall be at the sole discretion of the party incurring same.

     5. FUTURE AGREEMENTS. By entering into this Agreement, neither SmartGate nor Dominator grant to the other party any right, license or other entitlement of any description to use, purchase, or benefit from its products, technology, tradenames, trademarks, trade secrets, patents or other proprietary information. No right or entitlements to use, purchase, or benefit from products, technology, tradenames, trademarks, trade secrets, patents or other proprietary information of the other party, shall arise from or be inferred from this Agreement or the activities of the parties pursuant to the Agreement. Any grant of a license or other right to use, purchase, or benefit from the other party's products, technology, tradenames, trademarks, trade secrets, patents or other proprietary information shall only be made in writing, executed by both parties to this Agreement.
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     6. INVENTIONS AND IMPROVEMENTS. Any invention, improvement, trade secret or other proprietary information discovered by the parties in connection with or pursuant to this Agreement shall be exclusively owned as follows:

        a) If relating primarily to SmartGate's technology, products, patents or the application thereof (for example, if relating to non-contact safety sensing, or matters directly related thereto, such as communication, antennas, or the methodology of applying SmartGate's non-contact safety sensing technology, antennas or components to powered closure devices), SmartGate shall have exclusive ownership and Dominator shall have no right, title or interest therein and, in the case of an invention, if the inventor is an employee of Dominator, Dominator's employee's rights in the invention will be transferred to Dominator and Dominator will assign those rights to SmartGate; and

        b) If relating primarily to Dominator's technology, products, patents or the application thereof (for example, powered closure devices or the operation thereof, separate and distinct from non-contact safety sensing and the attachment or application of non-contact safety sensing to powered closure devices), Dominator shall have exclusive ownership and SmartGate shall have no right, title or interest therein and, in the case of an invention, if the inventor is an employee of SmartGate, SmartGate's employees rights in the invention will be transferred to SmartGate and SmartGate will assign those rights to Dominator.

     Each party shall execute such documents as may be reasonably necessary to carry out the intent of this provision.

     7. PRESS RELEASE. Following the execution of this Agreement, the parties shall issue a joint Press Release. Any additional Press Releases relating to this Agreement or matters relating thereto, shall be by joint release issued and approved by both parties hereto.

     8. ARBITRATION. Except for injunctions which may be pursued in any court of competent jurisdiction, any dispute or disagreement between the parties, relating to this Agreement or the subject matter hereof, shall be exclusively resolved by binding arbitration between the parties before the American Arbitration Association seated in the city of the party instituting said arbitration. Each party shall bear its own costs in connection with such arbitration. The party commencing the arbitration shall pay the cost of commencing the arbitration and the fee of the arbitrators.

     9. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties and shall not be amended or otherwise altered, except in writing, executed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement shall be binding and shall inure to the benefit of the heirs, assigns and successors in interest.

     The parties hereby set their hand and seal on the day and year first written.


SmartGate, Inc.                                   Dominator International LTD


By: /s/ STEPHEN A. MICHAEL                        By: /s/ WILLIAM GARY FOSTER
  -------------------------                           -------------------------
             Its PRESIDENT                                  Its GENERAL MANAGER